Exhibit 99.1


           Ultratech Announces Second Quarter 2003 Results


    SAN JOSE, Calif.--(BUSINESS WIRE)--July 24, 2003--Ultratech, Inc. (Nasdaq:UTEK) today announced unaudited results for the three- and six-month periods ended June 30, 2003.
    For the second quarter of fiscal 2003, Ultratech reported net sales of $24.8 million compared to $20.7 million during the second quarter of 2002. Ultratech's net income for the second quarter of 2003 was $2.0 million or $0.09 per share (diluted) compared to a net loss of $1.7 million or $0.07 per share (diluted) for the same quarter last year.
    Excluding gains related to a second quarter 2003 reversal of special charges for discontinued products, inventory writedown and restructuring of operations, proforma net income for the second quarter of 2003 was $1.2 million or $0.05 per share (diluted). This compares to a proforma net loss for the second quarter of 2002 of $2.9 million, or $0.13 per share (diluted), excluding a special income tax benefit. Ultratech provides proforma information to offer stockholders additional insight into its underlying operating results. A reconciliation between the reported results of operations and proforma results of operations is included in the accompanying statement of operations.
    For the first six months of 2003, Ultratech reported net sales of $46.8 million compared to net sales of $40.5 million in the first six months of 2002. Ultratech posted net income of $1.0 million or $0.05 per share (diluted) during the first half of 2003, compared to a net loss of $4.1 million or $0.18 per share (diluted) in the first half of 2002.
    Excluding the aforementioned special charges, Ultratech posted proforma net income of $0.2 million or $0.01 per share (diluted) for the six-month period ended June 30, 2003. This compares to a proforma net loss of $5.3 million or $0.24 per share (diluted) for the six-month period ended June 30, 2002, excluding the special income tax benefit.
    Arthur W. Zafiropoulo, Chairman and Chief Executive Officer stated, "Ultratech continued to execute to our near-term plan as evidenced by our second quarter results of operations. The growth during the quarter resulted from our continued solid penetration into the bump processing market. The quarter was quite exciting in that we announced our ongoing progress in the laser thermal processing area, where we anticipate being able to bring productivity gains through process improvement to our customers and we changed the company's name to reflect our diversified product lines."
    "Looking out to the coming months, due to anticipated demand for our bump products, we see Ultratech poised to surpass its first-half fiscal success," continued Zafiropoulo. "With our focus on leading edge technology solutions and our continued goal of reducing lithography cost of ownership, we feel we have truly positioned Ultratech and its stockholders to benefit as industry conditions improve."
    At June 30, 2003, Ultratech had $159 million in cash, cash equivalents and short-term investments and a current ratio of 4.6:1. Working capital was $154 million and stockholders' equity was $7.62 per share based on 22,803,854 total shares outstanding on June 30, 2003.

    Conference Call Information

    The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, July 24, 2003. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's web site at www.ultratech.com.
    If you are unable to attend the live conference call, a replay will be available on Ultratech's web site. If you do not have Internet access a replay of the call will be available by dialing 1-800-642-1687, or 1-706-645-9291 for international participants, and entering access code 1506581.

    Profile

    Founded in 1979, Ultratech, Inc. (Nasdaq:UTEK) designs, manufactures and markets photolithography equipment used worldwide in the fabrication of semiconductor and nanotechnology devices. The company produces products designed to substantially reduce the cost of ownership for manufacturers in the electronics industry. Ultratech is a market leader in gold and solder bump lithography, and 300 mm wafer-level chip scale packaging (WLCSP). The company's home page on the World Wide Web is located at www.ultratech.com

    Certain of the statements contained herein may be considered forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as integration and development of the laser thermal processing operation, the cyclicality in the nanotechnology, thin-film head and semiconductor industries, delays, deferrals and cancellations of orders by customers, pricing pressures, competition, lengthy sales cycles for the company's systems, ability to volume produce systems and meet customer requirements, the mix of products sold, dependence on new product introductions and commercial success of any new products, sole or limited sources of supply, international sales, customer concentration, manufacturing inefficiencies and absorption levels, risks associated with introducing new technologies, inventory obsolescence, economic and political conditions in Asia, delays in collecting accounts receivable, extended payment terms, changes in technologies, the outbreak of severe acute respiratory syndrome (SARS) the effects of the California power shortage and any adverse effects of terrorist attacks or military actions in the United States or elsewhere on the economy in general or our business in particular. Such risks and uncertainties are described in the company's SEC reports including the company's Annual Report on Form 10-K filed for the year ended December 31, 2002 and its Quarterly Report on Form 10-Q filed for the quarter ended March 31, 2003.



                           ULTRATECH, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS

                                            June 30,        Dec. 31,
(In thousands)                                2003            2002/a
----------------------------------------------------------------------
ASSETS                                    (Unaudited)
Current assets:
     Cash, cash equivalents, and
       short-term investments                 $159,279       $157,529
     Accounts receivable                        14,490         12,870
     Inventories                                20,327         25,182
     Income taxes receivable                         -          1,179
     Prepaid expenses and other
       current assets                            2,288          1,627
----------------------------------------------------------------------
Total current assets                           196,384        198,387

Equipment and leasehold
   improvements, net                            17,747         19,090
Intangible assets, net                             667            858
Demonstration inventories, net                   3,438          2,208
Other assets                                     1,865          1,823
----------------------------------------------------------------------
Total assets                                  $220,101       $222,366
======================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Notes payable                              $6,888         $9,769
     Accounts payable                            9,087          6,719
     Deferred product and services
      income                                     6,095          6,293
     Deferred license income                     6,607          8,463
     Other current liabilities                  13,775         14,983
----------------------------------------------------------------------
Total current liabilities                       42,452         46,227

Other liabilities                                3,848          4,385

Stockholders' equity                           173,801        171,754
----------------------------------------------------------------------
Total liabilities and stockholders'
 equity                                       $220,101       $222,366
======================================================================
Notes:

/a The Balance Sheet as of Dec. 31, 2002 has been derived from the audited financial statements at that date.


                            ULTRATECH, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)

                                  Three Months Ended Six Months Ended
                                  ------------------------------------
(In thousands, except per share    June 30, June 30, June 30, June 30,
 amounts)                           2003     2002     2003     2002
----------------------------------------------------------------------
 Net sales:
----------------------------------
   Products                         $21,206 $16,615   $39,842 $31,494
   Services                           2,630   3,166     5,066   5,611
   Licenses                             928     928     1,856   3,389
----------------------------------------------------------------------
Total net sales                     $24,764 $20,709   $46,764 $40,494
 Cost of sales:
----------------------------------
   Cost of products sold             11,901  11,092    24,181  21,140
   Cost of services                   1,779   2,275     3,365   4,080
   Cost of inventory writedown         (619)      -      (619)      -
   Cost of discontinued products       (121)      -      (121)      -
----------------------------------------------------------------------
Total cost of sales                  12,940  13,367    26,806  25,220
----------------------------------------------------------------------
 Gross profit                       $11,824  $7,342   $19,958 $15,274
 Operating expenses:
----------------------------------
   Research, development, and
    engineering                       5,583   5,904    10,174  11,732
   Amortization of intangible
    assets                               95      95       190     190
   Selling, general, and
    administrative                    5,160   5,823    10,266  11,904
   Restructure of operations           (114)      -      (114)      -
                                  ------------------------------------
 Operating income (loss)             $1,100 ($4,480)    ($558)($8,552)
 Interest expense                       (57)    (12)     (123)    (15)
 Interest and other income, net       1,121   1,615     2,172   3,268
----------------------------------------------------------------------
 Income (loss) before tax            $2,164 ($2,877)   $1,491 ($5,299)
 Income taxes (benefit)                 135  (1,218)      445  (1,218)
----------------------------------------------------------------------
 Net income (loss)                   $2,029 ($1,659)   $1,046 ($4,081)
----------------------------------------------------------------------
Earnings per share-basic:
----------------------------------
Net income (loss)                     $0.09  ($0.07)    $0.05  ($0.18)
Number of shares used in per share
 calculations - basic                22,783  22,574    22,743  22,544
Earnings per share-diluted:
----------------------------------
Net income (loss)                     $0.09  ($0.07)    $0.05  ($0.18)
Number of shares used in per share
 calculations - diluted              23,381  22,574    23,030  22,544
----------------------------------------------------------------------
A reconciliation of our results of operations, excluding certain special charges and benefits, to our net income (loss) under accounting principles generally accepted in the United States of America is presented below:
Net income (loss) excluding
 special charges and benefits        $1,175 ($2,877)     $192 ($5,299)
     Special benefits (charges)
     Inventory writedown                619       -       619       -
     Discontinued products              121       -       121       -
     Restructure of operations          114               114
     Income taxes                         -   1,218         -   1,218
----------------------------------------------------------------------
Net income (loss)                    $2,029 ($1,659)   $1,046  (4,081)
----------------------------------------------------------------------

Note: The Company's second fiscal quarter in 2003 and 2002 ended on June 28, 2003 and June 29, 2002, respectively. For convenience of presentation, the Company's financial statements have been shown as ending on June 30, 2003 and June 30, 2002.




    CONTACT: Ultratech, Inc.
             Bruce Wright, 408/321-8835
             (Sr. Vice President, Finance/CFO)
             Laura Rebouche, 408/321-8835
             (Vice President of Investor Relations and Corporate
             Communications)
                 or
             Lippert/Heilshorn & Assoc.
             Lillian Armstrong, 415/433-3777
             (Analysts, Managing Director)